Exhibit 99.1

Monster Worldwide Appoints William M. Pastore Company President

New York, February 7, 2006 – Monster Worldwide, Inc. (NASDAQ: MNST), parent company of the leading global online careers and recruitment resource, Monster®, today announced that it has appointed William M. Pastore to be President of Monster Worldwide, Inc.  Mr. Pastore will continue to serve as Chief Operating Officer, a position he has held since 2002.   Additionally, Mr. Pastore has signed a new four-year employment contract with Monster Worldwide.

As President and Chief Operating Officer, Mr. Pastore will continue to have primary responsibility for all of the Company’s operations and will oversee strategic and tactical execution in North America, Europe and Asia.  Mr. Pastore will continue to report to Chairman and Chief Executive Officer Andrew J. McKelvey.

“Bill Pastore has been a driving force within Monster Worldwide ever since he joined the company nearly four years ago.  Under Bill’s leadership, the company has refined its strategic focus, elevated its growth rates and continuously improved efficiency, all while prudently investing for the future.  Bill’s focus on operational excellence and his passion for our business are clearly evident within the outstanding financial results that Monster Worldwide has delivered in recent years.  In recognition of his accomplishments and the growth of his role and responsibilities, I am pleased to announce Bill’s appointment as President of Monster Worldwide and look forward to working with him to drive the company’s growth into the future,” said Mr. McKelvey.

Based in Monster’s Maynard, Massachusetts offices, Mr. Pastore joined Monster Worldwide as Chief Operating Officer in October of 2002.  Prior to that, he had full operational responsibility for CIGNA Healthcare, the largest component of CIGNA Corporation.  At CIGNA, he directed all aspects of the business including operations, sales, marketing, technology, and customer service.  Mr. Pastore also spent nearly 25 years with Citibank, N.A., where he held numerous senior operating roles, culminating as Division Executive for the company’s National Services organization supporting 475 branches across the U.S.   He holds

undergraduate and MBA degrees from Long Island University, where he majored in Marketing and Finance.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource.  The company also owns TMP Worldwide, one of the world’s largest Recruitment Advertising agency networks.  Headquartered in New York with approximately 4,800 employees in 26 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and the NASDAQ-100 Index.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Monster® is the leading global online careers and recruitment resource. A division of Monster Worldwide, Monster was founded in 1994 and is headquartered in Maynard, Massachusetts, USA. Monster has 26 local language and content sites in 24 countries worldwide. Monster is known for connecting quality job seekers at all levels with leading employers across all industries and offers employers innovative technology and superior services that give them more control over the recruiting process. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contacts:

David Rosa

(212) 351-7067

david.rosa@monsterworldwide.com

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